As filed with the Securities and Exchange Commission on August 25, 2006

Registration No. 333-128596

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO.1

TO

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MAX RE CAPITAL LTD.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification No.)

Max Re House 2 Front Street Hamilton, HM 11 Bermuda (441) 296-8800	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Kerry E. Berchem, Esq.

Akin Gump Strauss Hauer & Feld LLP

590 Madison Avenue

New York, New York 10022

(212) 872-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a registration statement pursuant to General Instruction I.D. filed to register additional securities or addition classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

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EXPLANATORY NOTE

In accordance with the undertaking contained in the Registration Statement on Form S-3 (No. 333-128596) pursuant to Item 512(a)(3) of Regulation S-K under the Securities Act of 1933, Max Re Capital Ltd. hereby withdraws from registration all securities registered for sale which remain unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Max Re Capital Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 25th day of August, 2006.

MAX RE CAPITAL LTD.

By:	/s/ Robert J. Cooney
Name:	Robert J. Cooney
Title:	President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933.

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